FIRST AMENDMENT TO OFFICE LEASE
                         -------------------------------

                  THIS FIRST AMENDMENT TO OFFICE LEASE ("Amendment") is entered into as of September 29, 1997, by and between WHCPS REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and MICROAGE COMPUTER CENTERS, INC., a Delaware corporation ("Tenant").

                                R E C I T A L S:
                                - - - - - - - -

                  A. Landlord and Tenant have entered into that certain Office Lease dated August 15, 1997, for certain premises located in the office building at 2020 North Central Avenue, Phoenix, Arizona (the "Lease"). All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Lease.

                  B. Landlord and Tenant desire to amend the Lease to (i) exclude from the Premises all space located on the first (1st) floor of the Building (the "First Floor Space"), (ii) add to the Premises that certain space located on the plaza level of the Building referred to as Suite L150 containing approximately 5,268 rentable square feet (the "Plaza Level Space"), and (iii) amend various other provisions of the Lease to reflect such exclusion and addition.

                               A G R E E M E N T:
                               - - - - - - - - -

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Premises. Section 6 of the Summary is deleted in its entirety and the following is substituted therefor:

"6.      Premises (Article 1):          Initially, approximately 57,308 rentable
                                        square  feet  of  space  located  on the
                                        plaza  level  and  the  seventh   (7th),
                                        eighth (8th) and ninth (9th) floors, as set forth on Exhibit A attached hereto.
                                        Effective  on the  Must  Take  Effective
                                        Date, the Premises will increase to include approximately 26,906 rentable square feet of space located on the third (3rd) floor, as set forth on Exhibit A attached hereto, for a total of 84,214 rentable square feet."

                  2. Base Rent. Section 8 of the Summary is deleted in its entirety and the following is substituted therefor:

"8.      Base Rent (Article 3):

                                                                                                       Annual
                                                                           Monthly                   Rental Rate
                                                Annual                   Installment                per Rentable
              Lease Year                       Base Rent                of Base Rent                 Square Foot
              ----------                       ---------                ------------                 -----------

          Lease Commencement                 $1,600,066.00               $133,338.83*                  $19.00
          Date - Lease Year 2

      Lease Year 3 - Lease Year 4            $1,684,280.00               $140,356.67                   $20.00

         Lease Year 5 - Lease                $1,768,494.00               $147,374.50                   $21.00
            Expiration Date

*Note: Until the Must take Rent Commencement Date, the Monthly Installment of Base Rent will be $90,737.67, based upon 57,308 rentable square feet."